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                                                                   Exhibit 23.16

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (a) dated October 3, 1997 relating to the financial statements of CHC International Inc. Hospitality Division as of and for the years ended November 30, 1995 and 1996, which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company; and (b) dated February 13, 1997, except as to
Note 4, which is as of March 18, 1997, relating to the financial statements of CHC Lease Partners for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997.



                                       /s/ PRICE WATERHOUSE LLP

Miami, Florida
December 5, 1997